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       INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT
                    PRELIMINARY COPY DATED DECEMBER 23, 1997

                                                                    EXHIBIT 99.2

PROXY                     SAVERS LIFE INSURANCE COMPANY                    PROXY
                           8064 NORTH POINT BOULEVARD
                      WINSTON-SALEM, NORTH CAROLINA 27106

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                            , 1998

The undersigned stockholder of Savers Life Insurance Company ("Savers Life") does hereby acknowledge receipt of Notice of said Special Meeting and the accompanying Proxy Statement/Prospectus and hereby appoints Jerry D. Stoltz, Sr., and William G. White, Jr., and either of them, with full power of substitution, proxies to vote the shares of Savers Life Common Stock that the undersigned could vote if personally present at the Special Meeting of
Stockholders of Savers Life to be held on                     , at      a.m.,
local time, and at any adjournment or postponement thereof:

     (1) To approve the Amended and Restated Agreement and Plan of Merger, dated as of December 9, 1997, among Standard Management Corporation ("SMC"), Standard Acquisition Corporation, a wholly-owned subsidiary of SMC ("SAC"), and Savers Life, pursuant to which SAC would merge with and into Savers Life, all as described in detail in the accompanying Proxy Statement/Prospectus dated
          , 1998.

     [ ] VOTE FOR                  [ ] VOTE AGAINST                  [ ] ABSTAIN

     (2) To vote, in the discretion of said proxies, upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER.

If no choice is indicated above with respect to a matter where a ballot is provided, this proxy will be voted FOR such matter.

DATED:                     , 1998

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                                                       (Signature)

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                                                       (Signature)

                                          Please date and sign exactly as name
                                          appears hereon. If more than one name
                                          appears, each person should sign.

                                          Please add Social Security number or
                                          Zip Code, if not shown, and change of
                                          address, if any.

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